Exhibit 10.5

                   AMENDMENT TO OPEN ENDED PRODUCT AGREEMENT


WHEREAS, on March 20, 1998 Wade Cook Financial Corporation, a Nevada corporation ("WCFC") and/or its assigns and Wade B. Cook, a resident of Washington State ("Cook") and/or his assigns entered into an Open Ended Product Agreement whereby Cook provided WCFC with a non-exclusive worldwide license to all Cook intellectual property as listed in Exhibit A of the Agreement.

Whereas, the original Open Ended Product Agreement provided for a royalty rate of ten percent (10%) of all gross sales for Products licensed thereunder.

Whereas, Mr. Cook and/or his assigns is a substantial shareholder in the company and Mr. Cook and/or his assigns have a vested interest in the continuing profitability the company.

Whereas, WCFC from time to time has certain cash flow needs beyond the resources available.

NOW THEREFORE, the parties hereby agree that Mr. Cook and/or his assigns may forego any amount of royalties due under the terms of the Agreement as deemed appropriate by Cook in his sole discretion, depending on the cash flow needs and or anticipated cash flow needs of WCFC at the time.

Executed in duplicate this 13th day of November, 1998.


WADE COOK FINANCIAL CORPORATION


By: /s/ Kiman Lucas
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Name:  Kiman Lucas
Title: General Counsel


/s/ Wade B. Cook
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Name:  Wade B. Cook
Title: President


/s/ Wade B. Cook
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Wade B. Cook, Licensor